Exhibit 32.1

                            Certification pursuant to
        Section 1350 of Chapter 63 of Title 18 of the United States Code


         In connection with the quarterly report of Karver International, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Jack Kachkar, being the Chief Executive Officer and the Principal Financial Officer of the Company, does hereby certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:


         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and


         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date November 10, 2005


                                         /s/ Jack Kachkar
                                         ----------------------------
                                         Jack Kachkar
                                         Chief Executive Officer and
                                         Principal Financial Officer



The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.